EXHIBIT (A)(34)

                                    IVY FUND

                          Abolition of Series of Shares

                    of Beneficial Interest, Without Par Value

                  The undersigned, being at least a majority of the Trustees of Ivy Fund, a Massachusetts business trust (the "Fund"), acting pursuant to
Article III, Section 2, of the Fund's Declaration of Trust dated December 21, 1983, as amended and restated on December 10, 1992, hereby abolish each of the following named series and each individual class thereof, and, in the case of each such series and class, the establishment and designation thereof, there being no shares of any such series currently outstanding:

                           IVY GROWTH WITH INCOME FUND
                               IVY PAN-EUROPE FUND
                             IVY SOUTH AMERICA FUND

Dated:   November 17, 2000


/S/ JOHN S. ANDEREGG, JR.                  /S/ JAMES W. BROADFOOT
_________________________________         ________________________________
John S. Anderegg, Jr., as Trustee         James W. Broadfoot, as Trustee

/S/ PAUL H. BROYHILL                       /S/ KEITH J. CARLSON
_________________________________         ________________________________
Paul H. Broyhill, as Trustee              Keith J. Carlson, as Trustee


/S/ STANLEY CHANNICK                       /S/ ROY J. GLAUBER
_________________________________         ________________________________
Stanley Channick, as Trustee              Roy J. Glauber, as Trustee


/S/ DIANNE LISTER                          /S/ JOSEPH G. ROSENTHAL
_________________________________         ________________________________
Dianne Lister, as Trustee                 Joseph G. Rosenthal, as Trustee


/S/ RICHARD N. SILVERMAN                   /S/ J. BRENDAN SWAN
_________________________________         ________________________________
Richard N. Silverman, as Trustee          J. Brendan Swan, as Trustee


/S/ EDWARD M. TIGHE
_________________________________
Edward M. Tighe, as Trustee